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                                                              EXHIBIT 99

                                  DETACH HERE

P
R                             THE REGISTRY, INC.
O           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
X                THE COMPANY FOR SPECIAL MEETING,      , 1997
Y

    The Undersigned appoints Robert E. Foley and Richard L. Bugley, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of Common Stock of The Registry, Inc. held by the undersigned at the Special Meeting of Stockholders to be held at the offices of Ropes & Gray, One International Place, Boston,
  Massachusetts 02110 at 10:00 a.m., on       ,      , 1997, for the
  following purposes set forth on the reverse side.

                         CONTINUED ON THE REVERSE SIDE
                                                               [SEE REVERSE]
                                                               [ SIDE  ]
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                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

1. To approve the issu-              2. To amend the
   ance of shares of the                Company's Restated
   Company's common                     Articles of Organiza-
   stock, no par value,                 tion to increase the
   pursuant to an Agree-                authorized shares of
   ment and Plan of                     the Company's common
   Merger, dated as of                  stock, no par value,
   May 19, 1997, among                  from 49,000,000
   the Company, Rain Ac-                shares to 99,000,000
   quisition Corp., a                   shares.
   wholly-owned subsidi-
   ary of the Company,
   and Renaissance Solu-
   tions, Inc.

                                        FOR  AGAINST  ABSTAIN
                                         [_]    [_]     [_]


                                     4. To transact any other
 FOR  AGAINST  ABSTAIN                  business that may
  [_]    [_]     [_]                    properly come before
                                        the meeting or any
                                        adjournment thereof.

3. To increase the
  shares of the
  Company's common stock
  available under the
  1996 Stock Plan by
  2,000,000 shares.

                                                                   MARK HERE
                                                                   FOR
                                                                   ADDRESS [_]
                                                                   CHANGE AND
                                                                   NOTE AT
                                                                   LEFT

 FOR  AGAINST  ABSTAIN
  [_]    [_]     [_]

                                     Please sign exactly as
                                     name appears hereon and
                                     date. Where shares are
                                     held jointly, both holders
                                     should sign. When signing
                                     as attorney, executor, ad-
                                     ministrator, trustee or
                                     guardian, please give full
                                     title as such.

Signature: ________________ Date:       Signature: _________________ Date: